Exhibit 99.1

Contact:	LeAnne Zumwalt
Investor Relations
DaVita Inc.
650 696-8910

DAVITA INC. REPORTS 2nd QUARTER 2005 RESULTS

El Segundo, California, July 28, 2005 – DaVita Inc. (NYSE: DVA), today announced results for the quarter ended June 30, 2005. Net income for the three months and six months ended June 30, 2005 was $52.9 million and $109.3 million, or $0.51 and $1.06 per share, respectively, as compared with $52.4 million and $105.3 million, or $0.50 and $1.02 per share, respectively, for the same periods of 2004.

Net income for the quarter ended June 30, 2005 included pre-tax Medicare lab recoveries related to prior years’ services of $2.6 million and a swap valuation loss of $2.1 million.

Financial and operating highlights include:

•	Cash Flow: Operating cash flow for the quarter ended June 30, 2005 was $106 million and free cash flow was $92 million. For the rolling 12-month period ended June 30, 2005 operating cash flow was $369 million and free cash flow was $321 million, excluding the tax benefit from stock option exercises and the after-tax benefit of Medicare lab recoveries related to prior years’ services. Including those items, the rolling 12-month period operating cash flow was $421 million and free cash flow was $373 million.

•	Operating Income: Operating income for the three months and six months ended June 30, 2005, was $107.7 million and $213.7 million, respectively, excluding $2.6 million of Medicare lab recoveries related to prior years’ services.

•	Operating Income Margins: Operating income margins declined to 16.7%. The primary drivers were higher G&A in the quarter and increased minority interests associated with growth of existing partnerships as well as the number of new partnerships.

•	Volume: Total treatments for the second quarter were 1,964,098 or 25,181 treatments per day, an increase of 15.2% per day as compared to the second quarter of last year. Non-acquired treatment growth was 5.5% for the second quarter.

•	Center Activity: As of June 30, 2005, we operated or provided administrative services at 706 outpatient centers serving approximately 57,200 patients. During the second quarter we acquired 30 centers, including two centers that were previously minority owned and two centers where we previously provided administrative services. We opened 15 de novo centers. Additionally, we merged the operations of one center into one other existing center and entered into one new management services relationship.

Gambro Healthcare Acquisition:

We have reached a preliminary agreement with the Federal Trade Commission (FTC) staff to divest approximately 70 DaVita and Gambro Healthcare centers, which represents approximately 6% of the combined number of centers and revenues. We are nearing completion with the FTC on the contents of a consent order. We expect to execute a definitive agreement to sell the divested centers in the near future that would allow us to complete a sale of the centers contemporaneously with our closing of the Gambro acquisition. We currently expect to complete the Gambro acquisition during the next thirty to sixty days. Any consent order, including the terms of the divestitures and approval of any buyer of the divested assets, remains subject to formal approval by the Commissioners of the FTC.

Outlook

We are revising our 2005 operating income guidance; operating income is now expected to be up 4% to 6% over 2004. Our previous guidance was for operating income to be up 2% to 6% over 2004. This guidance is exclusive of the effects of the proposed Gambro Healthcare acquisition and related debt financings. We continue to expect the Gambro Healthcare acquisition together with the related debt financings to be dilutive to EPS in the first year, neutral in the second year and accretive thereafter. On a stand alone basis without regard to the acquisition, we would expect our 2006 operating income to be up 0% to 3% over the 2005 level.

DaVita will be holding a conference call to discuss its second quarter results for 2005 on July 28, 2005, at 11:30 AM Eastern Time. The dial in number is 800-399-4406. A replay of the conference call will be available on DaVita’s official web page, www.davita.com, for the following 30 days.

This release contains forward–looking statements. Factors which could impact future results include the uncertainties associated with governmental regulations, general economic and other market conditions, acquisitions and the risk factors set forth in the Company’s SEC filings, including its Form 10-Q for the quarter ended March 31, 2005. The forward-looking statements should be considered in light of these risks and uncertainties.

These risks and uncertainties include those relating to:

•	the concentration of profits generated from preferred provider organizations (PPO) and private indemnity patients,

•	possible reductions in private and government reimbursement rates,

•	changes in pharmaceutical practice patterns or reimbursement policies,

•	our ability to maintain contracts with physician medical directors,

•	legal compliance risks, including our continued compliance with complex government regulations and the ongoing review by the U.S. Attorney’s Office for the Eastern District of Pennsylvania and the OIG, the subpoena from the U.S. Attorney’s Office for the Eastern District of New York and the subpoena from the U.S. Attorney’s Office, Eastern District of Missouri, and

•	our ability to complete acquisitions of businesses, including the consummation of the Gambro Healthcare acquisition, the number of centers we expect we will be required to divest and the terms of such divestitures, terms of the related financing, and subsequent integration of the business.

We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

This release contains non-GAAP financial measures. For reconciliations of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see the attached reconciliation schedules.

DAVITA INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(dollars in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004
Net operating revenues	$649,047	$551,630	$1,259,005	$1,087,061
Operating expenses and charges:
Patient care costs	435,354	375,139	845,303	738,568
General and administrative	59,856	45,727	114,119	88,331
Depreciation and amortization	25,860	20,927	50,708	41,197
Provision for uncollectible accounts	11,537	9,867	22,423	19,444
Minority interests and equity income, net	6,125	3,503	10,141	6,221

Total operating expenses and charges	538,732	455,163	1,042,694	893,761

Operating income	110,315	96,467	216,311	193,300

Debt expense	(24,897)	(11,258)	(42,431)	(22,894)
Swap valuation (loss) gain	(2,131)		6,261
Refinancing charges			(6,872)
Other income	2,076	667	3,703	2,110

Income before income taxes	85,363	85,876	176,972	172,516
Income tax expense	32,420	33,475	67,695	67,250

Net income	$52,943	$52,401	$109,277	$105,266

Earnings per share:
Basic	$0.53	$0.53	$1.09	$1.06

Diluted	$0.51	$0.50	$1.06	$1.02

Weighted average shares:
Basic	100,476,587	99,686,182	99,939,222	98,873,220

Diluted	103,845,030	104,010,356	103,512,444	103,416,270

DAVITA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(dollars in thousands)

	Six months ended June 30,
	2005	2004
Cash flows from operating activities:
Net income	$109,277	$105,266
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	50,708	41,197
Stock options, principally tax benefits	27,708	25,048
Swap valuation gains	(6,261)
Refinancing charges	6,872
Deferred income taxes	(11,433)	4,828
Minority interests in income of consolidated subsidiaries	10,652	7,366
Distributions to minority interests	(7,970)	(3,634)
Non-cash debt expense	1,505	951
Equity investment income	(511)	(1,145)
Gain on divestitures	(400)	(481)
Changes in operating assets and liabilities, other than from acquisitions and divestitures:
Accounts receivable	(27,046)	(14,113)
Medicare lab recoveries		19,000
Inventories	(2,528)	4,942
Other current assets	(685)	3,043
Other long-term assets	(94)	2,004
Accounts payable	5,054	(63)
Accrued compensation and benefits	18,314	13,653
Other current liabilities	41,028	18,095
Income taxes	1,221	(6,215)
Other long-term liabilities	2,190	(2,990)

Net cash provided by operating activities	217,601	216,752

Cash flows from investing activities:
Additions of property and equipment, net	(65,905)	(55,139)
Acquisitions and divestitures, net	(83,990)	(31,752)
Investments in and advances to affiliates, net	4,028	3,988
Intangible assets	(780)	(580)

Net cash used in investing activities	(146,647)	(83,483)

Cash flows from financing activities:
Borrowings	1,742,232	1,549,894
Payments on long-term debt	(1,752,197)	(1,573,338)
Deferred financing costs	(29,979)
Stock option exercises	29,772	29,219

Net cash (used in) provided by financing activities	(10,172)	5,775

Net increase in cash and cash equivalents	60,782	139,044
Cash and cash equivalents at beginning of period	251,979	61,657

Cash and cash equivalents at end of period	$312,761	$200,701

DAVITA INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(dollars in thousands, except per share data)

	June 30, 2005	December 31, 2004
ASSETS
Cash and cash equivalents	$312,761	$251,979
Accounts receivable, less allowance of $65,886 and $58,166	489,970	462,095
Inventories	35,480	31,843
Other current assets	45,017	44,210
Deferred income taxes	95,980	78,593

Total current assets	979,208	868,720
Property and equipment, net	440,601	412,064
Amortizable intangibles, net	83,431	60,719
Investments in third-party dialysis businesses	2,054	3,332
Other long-term assets	12,239	10,898
Goodwill	1,233,960	1,156,226

	$2,751,493	$2,511,959

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$101,381	$96,231
Other liabilities	198,415	157,214
Accrued compensation and benefits	152,347	133,919
Current portion of long-term debt	4,480	53,364
Income taxes payable	2,228	1,007

Total current liabilities	458,851	441,735
Long-term debt	1,361,387	1,322,468
Other long-term liabilities	22,807	22,570
Deferred income taxes	154,813	148,859
Minority interests	66,805	53,193
Commitments and contingencies
Shareholders’ equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued)
Common stock ($0.001 par value, 195,000,000 shares authorized; 134,862,283 shares issued)	135	135
Additional paid-in capital	558,676	542,714
Retained earnings	720,564	611,287
Treasury stock, at cost (33,913,710 and 36,295,339 shares)	(591,214)	(632,732)
Accumulated comprehensive income valuations	(1,331)	1,730

Total shareholders’ equity	686,830	523,134

	$2,751,493	$2,511,959

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Q2 2005	Q1 2005	Q2 2004	Six months ended June 30, 2005
Financial Results:
Net income, including Medicare lab prior years’ recoveries	$52.9	$56.3	$52.4	$109.3
Basic EPS	$0.53	$0.57	$0.53	$1.09
Diluted EPS	$0.51	$0.55	$0.50	$1.06

Operating income, excluding Medicare lab prior years’ recoveries	$107.7	$106.0	$96.5	$213.7
Operating income margin	16.7%	17.4%	17.5%	17.0%

Other comprehensive income
Unrealized (loss) gain on securities, net of tax benefit (expense) of $5.7, $(6.9), $(3.6), and $(1.2)	$(9.0)	$10.9	$5.7	$1.9

Business Metrics:
Volume
Treatments	1,964,098	1,868,787	1,704,882	3,832,885
Number of treatment days	78.0	77.0	78.0	155.0
Treatments per day	25,181	24,270	21,857	24,728
Per day year over year increase	15.2%	13.5%	7.9%	14.4%
Non-acquired growth	5.5%	5.6%	4.5%	5.6%

Revenue
Total operating revenue	$649	$610	$552	$1,259
Medicare lab prior years’ recoveries	$3	—	—	$3
Total operating revenue, excluding Medicare lab prior years’ recoveries	$646	$610	$552	$1,256
Dialysis revenue per treatment	$312.52	$310.92	$311.54	$311.74
Per treatment increase (decrease) from previous quarter	0.51%	(0.1)%	0.2%	—
Per treatment increase from prior year	0.31%	0.0%	3.3%	0.15%

Expenses
A. Patient care costs
Percent of revenue	67.3%	67.2%	68.0%	67.3%
Per treatment	$221.66	$219.37	$220.04	$220.54
Per treatment increase (decrease) from previous quarter	1.04%	(0.9)%	0.3%	—
Per treatment increase from previous year	0.74%	0.0%	3.4%	0.39%

B. General & administrative expenses
Percent of revenue	9.3%	8.9%	8.3%	9.1%
Per treatment	$30.48	$29.04	$26.82	$29.77
Per treatment increase from previous quarter	5.0%	3.6%	4.3%	—
Per treatment increase (decrease) from previous year	13.6%	13.0%	(0.5)%	13.3%

C. Bad debt expense as a percent of current-period revenue	1.8%	1.8%	1.8%	1.8%

D. Consolidated effective tax rate	38.0%	38.5%	39.0%	38.3%

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Q2 2005	Q1 2005	Q2 2004	Six months ended June 30, 2005
Cash Flow
Operating cash flow	$106.2	$111.4	$90.6	$217.6
Operating cash flow, excluding Medicare lab prior years’ recoveries	$104.6	$111.4	$90.6	$216.0
Operating cash flow, excluding Medicare lab prior years’ recoveries and tax benefit from stock option exercises	$92.8	$95.5	$80.0	$188.3
Free cash flow, excluding Medicare lab prior years’ recoveries	$90.0	$103.8	$75.7	$193.7
Free cash flow, excluding Medicare lab prior years’ recoveries and tax benefit from stock option exercises	$78.2	$87.8	$65.1	$166.0
Capital expenditures:
Development	$22.2	$18.1	$15.8	$40.2
Routine maintenance/IT/other	$18.6	$7.6	$14.9	$26.3
Acquisition expenditures, net	$81.5	$2.5	$14.7	$84.0

Accounts Receivable
Net receivables	$490	$473	$402
DSO	70	71	68

Debt/Capital Structure
Total debt	$1,366	$1,368	$1,144
Net debt, net of cash	$1,053	$1,050	$943
Leverage ratio – (see Note 1)	1.9x	2.0x	2.0x

Clinical (quarterly averages)
Dialysis adequacy - % of patients with Kt/V > 1.2	94%	94%	94%
Patients with arteriovenous fistula	45%	43%	40%

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in thousands)

Note 1:

The leverage ratio under the Company’s existing senior secured credit agreement is defined as all funded debt plus the face amount of all letters of credit issued, minus cash and cash equivalents, divided by “EBITDA”. The leverage ratio determines the interest rate margin payable by the Company under the existing senior secured credit agreement by establishing the margin over the base interest rate (LIBOR) that is applicable. The following Leverage Ratio was calculated using “Consolidated EBITDA” as defined in the indentures governing our recently issued Senior Notes. Such calculation is consistent with the definition of “EBITDA” contained in the existing senior secured credit agreement, except that EBITDA under our existing senior secured credit agreement is based on the last twelve-months and is not based on annualized EBITDA, and pro forma incremental “EBITDA” relating to acquisitions is included in the calculation of “EBITDA” under the existing senior secured credit agreement and is not included in the following calculations.

	Q2 2005	Q1 2005	Q2 2004
Net income	$52,943	$56,334	$52,401
Debt expense	24,897	17,534	11,258
Refinancing charges		6,872
Income taxes	32,420	35,275	33,475
Depreciation and amortization	25,860	24,848	20,927
Minority interests and equity income, net	6,125	4,016	3,503
Swap valuation loss (gain)	2,131	(8,392)
Medicare lab prior years’ recoveries	(2,641)

“Consolidated EBITDA” as defined in the indentures	$141,735	$136,487	$121,564

Annualized “Consolidated EBITDA” as defined in the indentures	$566,940	$545,948	$486,256

	Q2 2005	Q1 2005	Q2 2004
Total debt	$1,365,867	$1,368,352	$1,144,115
Letters of credit issued	22,959	22,959	22,984

	1,388,826	1,391,311	1,167,099
Less: cash and cash equivalents	(312,761)	(317,879)	(200,701)

	$1,076,065	$1,073,432	$966,398

Annualized “Consolidated EBITDA” as defined in the indentures	$566,940	$545,948	$486,256

Leverage Ratio	1.9x	2.0x	2.0x

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

1. Operating income, excluding Medicare lab recoveries related to prior years’ services:

	Q2 2005	Q1 2005	Six months ended June 30, 2005	Q2 2004
Operating income	$110,315	$105,996	$216,311	$96,467
Less: Medicare lab prior years’ recoveries	(2,641)		(2,641)

	$107,674	$105,996	$213,670	$96,467

2. Operating cash flow, excluding Medicare lab recoveries related to prior years’ services, and tax benefit from stock option exercises:

	Q2 2005	Q1 2005	Six months ended June 30, 2005	Q2 2004	Rolling 12 - Month Period ended Q2 2005
Cash provided by operating activities	$106,195	$111,406	$217,601	$90,636	$420,794
Less: Medicare lab prior years’ recoveries	(2,641)		(2,641)		(10,934)
Related income tax expense	1,027		1,027		4,261

Operating cash flow, excluding Medicare lab prior years’ recoveries	$104,581	$111,406	$215,987	$90,636	$414,121

Less: Tax benefit from stock option exercises	(11,774)	(15,934)	(27,708)	(10,659)	(45,430)

	$92,807	$95,472	$188,279	$79,977	$368,691

3. Free cash flow and free cash flow, excluding Medicare lab recoveries related to prior years’ services, and tax benefit from stock option exercises:

Free cash flow represents net cash provided by operating activities less non-development capital expenditures. We believe free cash flow is a useful adjunct to cash flow from operating activities and other measurements under generally accepted accounting principles in the United States since it is a meaningful measure of our ability to fund acquisition and development activities and meet our debt service requirements. Free cash flow is not a measure of financial performance under generally accepted accounting principles in the United States and should not be considered as an alternative to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity.

	Q2 2005	Q1 2005	Six months ended June 30, 2005	Q2 2004	Rolling 12 - Month Period ended Q2 2005
Cash provided by operating activities	$106,195	$111,406	$217,601	$90,636	$420,794
Less: Expenditures for routine maintenance and information technology	(14,614)	(7,634)	(22,248)	(14,899)	(48,087)

Free cash flow	$91,581	$103,772	$195,353	$75,737	$372,707
Less: Medicare lab prior years’ recoveries	(2,641)		(2,641)		(10,934)
Related income tax expense	1,027		1,027		4,261

Free cash flow, excluding Medicare lab prior years’ recoveries	$89,967	$103,772	$193,739	$75,737	$366,034
Less: Tax benefit from stock option exercises	(11,774)	(15,934)	(27,708)	(10,659)	(45,430)

	$78,193	$87,838	$166,031	$65,078	$320,604